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                                                                       EXHIBIT 5

                                                                February 8, 2001
Deutsche Telekom AG
Friedrich-Ebert-Allee 140
53113 Bonn
Federal Republic of Germany

Ladies and Gentlemen:

                  I am the General Counsel of Deutsche Telekom AG, Bonn, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Deutsche Telekom"), and in that capacity I am familiar with (i) the proposed merger of Bega, Inc., a Delaware corporation wholly owned by Deutsche Telekom ("Bega"), with and into VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream"), pursuant to the Agreement and Plan of Merger dated as of July 23, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom, VoiceStream and Bega (such merger, the "VoiceStream Merger" and such Agreement and Plan of Merger, the "VoiceStream Agreement") and (ii) the proposed merger of Bega II, Inc., a Delaware corporation wholly owned by Deutsche Telekom ("Bega II"), with and into Powertel, Inc., a Delaware corporation ("Powertel") pursuant to the Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom, Powertel and Bega II (such merger, the "Powertel Merger" and such Agreement and Plan of Merger, the "Powertel Agreement"). Pursuant to and subject to the terms and conditions set forth in the VoiceStream Agreement, Deutsche Telekom will, as soon as possible after the Effective Time (as defined in the VoiceStream Agreement), issue up to 1,038,334,400 ordinary shares of Deutsche Telekom, no par value (the shares issued at such time, the "VoiceStream Merger Shares"), which will form part of the Merger Consideration (as defined in the VoiceStream Agreement) to be received by the Merger Consideration Recipients (as defined in the VoiceStream Agreement) in connection with the VoiceStream Merger. Pursuant to and subject to the terms and conditions set forth in the Powertel Agreement, Deutsche Telekom will, at or as soon as possible after the Effective Time (as defined in the Powertel Agreement), issue up to 148,823,247 ordinary shares of Deutsche Telekom, no par value (the shares issued at such time, the "Powertel Merger Shares"), to be received by the Merger Consideration Recipients (as defined in the Powertel Agreement) in connection with the Powertel Merger. The VoiceStream Merger Shares and the Powertel Merger Shares, together, are referred to in this opinion as the "Shares".

                  This opinion is being furnished in connection with the Registration Statement on Form F-4 filed by Deutsche Telekom with the United States Securities and Exchange Commission on October 4, 2000 in connection with the VoiceStream Merger and the Powertel Merger pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (as amended through the date hereof, the "Registration Statement").

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                  1.       In arriving at the opinion expressed below, I have
examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of:

                  i. the Articles of Association (Satzung) of Deutsche Telekom as in effect on the date hereof;

                  ii.      the VoiceStream Agreement; and

                  iii.     the Powertel Agreement.

                  In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of Deutsche Telekom and such other instruments and other certificates of public officials, officers and representatives of Deutsche Telekom and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

                  2. In rendering the opinion expressed below, I have relied, without independent verification, upon the following assumptions:

                  i. The authenticity of all documents submitted to me as originals;

                  ii. the conformity with their respective original documents of all documents submitted to me as photocopies and the authenticity of the originals of such photocopied documents;

                  iii. the genuineness of all signatures on all documents submitted to me;

                  iv. that the parties other than Deutsche Telekom executing all such documents submitted to me had full power, authority and legal right to enter into and perform the terms and conditions of such documents on their respective parts, and that such documents are enforceable against such parties other than Deutsche Telekom in accordance with their respective terms;

                  v. that any natural person signing any agreement, instrument or other document was legally competent at the time of execution;

                  vi. that any natural person signing any agreement, instrument or other document not on its own behalf but for and on behalf of another natural or legal person other than Deutsche Telekom has validly and enforceably bound such natural or legal person to the respective agreement, instrument or other document;

                  vii. that in cases where the execution of a document by a natural person acting for and on behalf of a natural or legal person other than Deutsche Telekom affected the disposition of property, the power to make such disposition was not limited by applicable public or private law;

                  viii. that as of the Effective Date all shares of Surviving Corporation Common Stock (as defined in the VoiceStream Agreement) will have been duly authorized and validly issued and will be fully paid and non-assessable;


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                  ix.      that as of the Effective Date all shares of Surviving
Corporation Common Stock (as defined in the Powertel Agreement) will have been duly authorized and validly issued and will be fully paid and non-assessable;

                  x. that the Registration Statement will have become effective under the Securities Act; and

                  xi. that the VoiceStream Agreement, the Powertel Agreement and the transactions contemplated thereby, including the VoiceStream Merger and the Powertel Merger, will have been approved by such vote of shareholders of VoiceStream and Powertel as may be required under applicable law.

                  3. On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as I have deemed appropriate, and subject to the limitations described below, I am of the opinion that the Shares will have been duly authorized and validly issued and will be fully paid and non-assessable (nicht nachschusspflichtig) when:

                  i. all of the shares of Surviving Corporation Common Stock (as defined in the VoiceStream Agreement) and Surviving Corporation Common Stock (as defined in the Powertel Agreement) have been contributed to Deutsche Telekom as a transfer in kind in accordance with the provisions of the VoiceStream Agreement and the Powertel Agreement, respectively; and

                  ii. the capital increase and its consummation have been entered into the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Bonn, Federal Republic of Germany.

                  4. The opinion expressed above is subject to the following limitations:

                  i. The opinion expressed above is based on facts existing on the date hereof and through the effective date of the Registration Statement and shall not be deemed to relate to facts and conditions prevailing, or laws and regulations in effect, at any time after the effective date of the Registration Statement.

                  ii. The opinion expressed above is limited to the laws of the Federal Republic of Germany, and I express no opinion as to the laws of any other jurisdiction.

                  This opinion is delivered to you for your use solely in connection with the Registration Statement and may not be used for any other purpose without my prior written consent. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption "Validity of Securities" in the Registration


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Statement. In giving this consent, however, I do not admit that I am a member of that class of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                    Sincerely,



                                    /s/ MANFRED BALZ



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